Exhibit No. 5.1

Opinion of Locke Lord Bissell & Liddell LLP

September 22, 2009

Belo Corp.

P. O. Box 655237

Dallas, Texas 75265-5237

Re:	Belo Corp.
Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as securities counsel to Belo Corp., a Delaware corporation (the “Company”), and its subsidiary guarantor co-registrants (the “Co-Registrants”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed on September 22, 2009 by the Company and the Co-Registrants with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of up to $600,000,000 aggregate offering price of the debt securities of the Company, in one or more series (the “Debt Securities”), and guarantees of the Company’s Debt Securities (the “Guarantees”) by the Co-Registrants, to be issued from and after the date hereof under the Indenture, dated as of June 1, 1997 (the “Indenture”), between the Company and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. (the “Trustee”), as may be supplemented by any necessary supplemental indenture.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)	the Certificate of Incorporation of the Company, as amended and currently in effect (the “Certificate of Incorporation”), and the articles or certificate of incorporation, as amended and currently in effect, of each Co-Registrant;

(iii)	the Amended and Restated Bylaws of the Company, as amended and currently in effect (the “Bylaws”), and the bylaws, as amended and currently in effect, of each Co-Registrant;

(iv)	an executed copy of the Indenture, as currently in effect;

(v)	the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

(vi)	resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) and the board of directors of each Co-Registrant or committees thereof relating to the registration of the Debt Securities and the Guarantees and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and each Co-Registrant and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, each Co-Registrant and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, or documents to be executed, we

Belo Corp.

September 22, 2009

have assumed that the parties thereto, other than the Company and the Co-Registrants, had or will have the power, corporate or other, to enter into such documents and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have also assumed that any Debt Securities or Guarantees that may be issued will be issued in a form that complies with the Indenture (as supplemented) and will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Co-Registrants and others and of public officials.

Our opinions set forth below are limited to those laws of the States of Texas and New York and, to the extent relevant to the opinions expressed in this letter, the General Corporation Law of the State of Delaware, each as presently in effect, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. We are not admitted to the practice of law in the State of Delaware and any opinion herein as to the laws of such state are based solely upon the latest unofficial compilation of the corporate statutes and case law of such state available to us. To the extent to which the opinions set forth herein relate to matters of Arizona, Kentucky, North Carolina or Washington law, we have assumed, with your express permission and without opining, that the applicable laws of those states are the same in substance and in effect as the General Corporation Law of the State of Delaware, as presently in effect. The Debt Securities and the Guarantees may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to any series of Debt Securities offered by the Company (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and any necessary supplemental indenture has been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company, the Co-Registrants and the Trustee; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters; (v) the Indenture and a supplemental indenture, officers’ certificate or board resolution in respect of such Debt Securities has been duly executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities have been issued in a form that complies with the Indenture (as supplemented) and have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, then the Offered Debt Securities, when issued and sold in accordance with the Indenture, any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be

Belo Corp.

September 22, 2009

limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture, any supplemental indenture, the Offered Debt Securities or the Guarantees that may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities or Guarantees denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies (collectively, these qualifications and limitations are referred to as the “Enforceability Qualifications”).

2. With respect to the Guarantees, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and any necessary supplemental indenture has been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company, the Co-Registrants and the Trustee; (ii) an appropriate prospectus supplement or term sheet with respect to any Debt Securities to which the Guarantees relate has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the Company and each Co-Registrant, and each of their respective board of directors, including any appropriate committee appointed thereby, and appropriate officers thereof have taken all necessary corporate action to approve the issuance, sale and terms of the Guarantees and the Debt Securities to which they pertain, the terms thereof and related matters; (iv) the Indenture and a supplemental indenture, officers’ certificate or board resolution in respect of the Guarantees and the Debt Securities to which they pertain has been duly executed and delivered by each party thereto; (v) the terms of the Guarantees and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Guarantees and in conformity with the articles or certificate of incorporation and the bylaws of each Co-Registrant, each as amended and then in effect, so as not to violate any applicable law, the articles or certificate of incorporation or the bylaws of each Co-Registrant, each as so amended and then in effect, or result in a default under or breach of any agreement or instrument binding upon any Co-Registrant and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over any Co-Registrant; and (vi) the Guarantees and the Debt Securities to which they pertain have been issued in a form that complies with the Indenture (as supplemented) and have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Guarantees and related Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, then such Guarantees, when issued and sold in accordance with the Indenture, any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Guarantees and related Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the applicable Co-Registrant, enforceable against such Co-Registrant in accordance with their respective terms, subject to the Enforceability Qualifications.

We express no opinion regarding the effectiveness of provisions relating to indemnification, exculpation or contribution to the extent that such provisions may be held unenforceable as contrary to public policy.

Belo Corp.

September 22, 2009

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement, dated the date hereof. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

Locke Lord Bissell & Liddell LLP

By:	/s/ Van M. Jolas
Van M. Jolas, Partner